Exhibit 10.5
Executed Version
WAIVER AND OMNIBUS AMENDMENT OF
NOTE PURCHASE AGREEMENT
AND
STOCK PURCHASE AND CONVERSION AGREEMENT

April 13, 2026
This Waiver and Omnibus Amendment (this “Amendment”), dated as of the date first set forth above, is entered into by and among Opus Genetics, Inc., a Delaware corporation (the “Company”), OpusTX, LLC, a Delaware limited liability company (the “Guarantor” and, together with the Company, the “Obligors” and each, an “Obligor”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and OPCM SA LLC, a Delaware limited liability company (“Purchaser Agent”).
Reference is hereby made to (i) the Note Purchase Agreement, dated as of April 2, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent, and (ii) the Stock Purchase and Conversion Agreement, dated as of April 2, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Stock Purchase Agreement”), by and among the Company and the Purchasers. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Note Purchase Agreement or Stock Purchase Agreement, as applicable. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, (i) the Company entered into that certain Securities Purchase Agreement, dated as of February 13, 2026 (the “Existing SPA”), by and among the Company and the purchasers set forth therein, which Existing SPA prohibits the Company from issuing shares of common stock of the Company unless certain conditions are met, and (ii) the issuance of Conversion Shares and Shares in accordance with the Note Purchase Agreement and Stock Purchase Agreement, respectively, would violate the Existing SPA (the “Authorization Failure”);
WHEREAS, the Obligors acknowledge that the Authorization Failure may violate representations and warranties made by the Obligors on the Effective Date, including Section 2.4(c)(i) of the Note Purchase Agreement and Section 5(d) of the Stock Purchase Agreement, and the Parties wish to waive any actual or alleged misrepresentation under the Stock Purchase Agreement and any Default or Event of Default that may have arisen or may otherwise arise under Section 8.8 of the Note Purchase Agreement in respect of the Authorization Failure (collectively, the “Waived Matters”);
WHEREAS, the Obligors have requested that Purchaser Agent and the Purchasers (i) amend certain provisions of the Note Purchase Agreement and the Stock Purchase Agreement as provided in this Amendment and (ii) waive any violations of the Note Purchase Agreement and Stock Purchase Agreement solely arising from the Waived Matters, and, without waiving or altering any other previously agreed conditions, requirements, or representations made in any prior agreement between the Parties, the Purchasers have agreed to make such amendments and grant such waivers on the terms set forth herein.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:
1.Waiver. Subject to Section 4 of this Amendment, the Purchasers and the Purchaser Agent hereby waive any non-compliance or misrepresentation by the Obligors under the Note Purchase Agreement and the

Stock Purchase Agreement solely arising from the Waived Matters and any Default or Event of Default that may have occurred as a result thereof.
2.Amendment to Note Purchase Agreement. Subject to Section 4 of this Amendment:
2.1.Section 2.2(b) of the Note Purchase Agreement is amended by inserting the phrase “; provided that the issuance and delivery of the Conversion Shares shall not occur until after the Issuance Authorization has been obtained” at the end of Section 2.2(b) and before the period.
2.2.Section 2.2(c) of the Note Purchase Agreement is amended by inserting the phrase “; provided, however, that if the Issuance Authorization has not occurred, Purchasers shall not be permitted to receive any Conversion Shares but shall only have the right to receive the transaction consideration that each such Purchaser would have been entitled to receive in connection with such Change of Control as a holder of Common Stock if such Purchasers would have otherwise been permitted to exercise such conversion pursuant to Section 2.4” at the end of Section 2.2(c) and before the period.
2.3.Section 2.4(a) of the Note Purchase Agreement is amended by replacing the phrase “after the Effective Date and prior to the date that is 18-months after the Effective Date,” with the phrase “after the Issuance Authorization (defined below) and prior to the date that is 18-months after the date that is 30 days after the effective date of the Initial Registration Statement (as defined in the Existing SPA) (the “Issuance Authorization”) (which the Issuer expects will occur on or about May 22, 2026) and the Issuer has notified the Purchasers that such condition has been satisfied,”.
2.4.Section 3.2(a) of the Note Purchase Agreement is hereby amended and restated in its entirety with the phrase “[reserved];”.
2.5.Section 6.2(a)(x) of the Note Purchase Agreement is hereby amended and restated in its entirety with the phrase “on the date of the Issuance Authorization, notice of the occurrence of the Issuance Authorization;”.
2.6.Section 15.1 of the Note Purchase Agreement is amended by adding the following new defined terms in appropriate alphabetical order:
“Existing SPA” means that certain Securities Purchase Agreement, dated as of February 13, 2026, by and among the Issuer and the purchasers set forth therein.
“Issuance Authorization” is defined in Section 2.4(a).
2.7.Section 15.1 of the Note Purchase Agreement is amended by amending and restating the definition of “Conversion Price” as follows:
“Conversion Price” means a price per share equal to the lower of (i) $6.72 and (ii) the product of (x) 1.50 and (y) the “Purchase Price Per Share” (under and as defined in the Stock Purchase and Conversion Agreement).
3.Amendment to Stock Purchase Agreement. Subject to Section 4 of this Amendment:
3.1.The first sentence of Section 1(a) of the Stock Purchase Agreement is hereby amended and restated as follows:
“(a) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, contingent upon the passage of 30 days following the effective date of the Initial Registration Statement (as defined in that certain Securities Purchase Agreement, dated as of February 13, 2026, by and among the Company and the purchasers set forth therein) (the “Issuance Authorization”), at the Closing (as defined below) that number of shares of Common Stock set forth opposite each Investor’s name on Exhibit A, at a purchase price of the lower of (x) $4.48 per share and (y) the VWAP on the Business Day immediately preceding the date upon which the Issuance Authorization is obtained (the “Purchase Price Per Share”).
For purposes of this Agreement, the term “VWAP” shall mean, with respect to any Common Stock, as of any day of determination, the volume weighted average sale price for the period of 30 consecutive Business Days immediately preceding such date on the Nasdaq Stock Market or other domestic securities exchange on which the Common Stock may at the time be listed for such Common Stock as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Investors and the Company (collectively, “Bloomberg”) or, if the volume weighted average sale price has not been reported for such security by Bloomberg for such 30 day period, then the simple average of the last closing trade prices of such security for such 30 period, as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the simple average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the Financial Industry Regulatory Authority, Inc. OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. over such 30 day period; provided that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” means Business Days on which such exchange is open for trading; provided, further, that if VWAP cannot be calculated for such security on such date in the manner provided above (including because the applicable security is not listed or publicly traded), the VWAP shall be the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.”
3.2.Section 1(b) of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:
“(b) The purchase and sale of Shares pursuant to this Section 1 shall take place remotely via the exchange of documents and signatures at a mutually agreed upon time on the 12th Business Day following the date the Issuance Authorization is obtained (which time and place are designated as the “Closing”); provided that, in accordance with Section 8(d) below, if the Issuance Authorization occurs after a Non-Authorization Event, the purchase of Shares shall be at the sole discretion of the Investors.”
3.3.Section 1 of the Stock Purchase Agreement is hereby amended by inserting a new clause (d) as follows:
“(d) At the Closing, the Investors shall have received a duly executed legal opinion of Sidley Austin LLP, counsel to the Company, dated as of the Closing and in customary form.”
3.4.Section 1 of the Stock Purchase Agreement is hereby amended by inserting a new clause (e) as follows:
“(e) The Company shall use its best efforts to (x) obtain the Issuance Authorization and cause the authorization of sufficient shares of its Common Stock to permit the issuance of the Shares as promptly as practicable and (y) solely in the case of where the Company has provided a notice of Change of Control to Purchase Agent under Section 2.2(c) of the Note Purchase Agreement on or prior to the 15th Business Day after the date the Issuance Authorization is obtained, otherwise deliver to each applicable Purchaser the transaction consideration that such Purchaser would have been entitled to in connection with such Change of Control as a holder of Common Stock upon the Closing contemplated hereby.”

3.5.The first sentence of Section 7(a) of the Stock Purchase Agreement is hereby amended and restated as follows:
“The Company shall prepare and file with the SEC within thirty (30) days after obtaining the Issuance Authorization a shelf registration statement under the Securities Act which covers, permits, and allows for the resale by the Holders, on a delayed or continuous basis and pursuant to the plan or method of distribution elected by the Holder, the Shares (including Shares issuable upon the exercise of the Option) and the Conversion Shares issuable pursuant to the Note Purchase Agreement (collectively, the “Registrable Securities”) and names such Holders as the selling stockholders of such Registrable Securities (the “Registration Statement”).”
3.6.Section 8(d) of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:
“(d) The Investors and the Company shall each take all actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate, and with respect to the Company, shall use its best efforts to (i) obtain the stockholder approval and the filing of an amendment to the Company’s certificate of incorporation to authorize sufficient shares of Common Stock to permit the issuance of the Conversion Shares issuable pursuant to the Note Purchase Agreement and (ii) in the event Issuance Authorization is not obtained on or before May 22, 2026 (a “Non-Authorization Event”), the Company shall, until such time as all outstanding obligations under the Note Purchase Agreement and the Notes shall have been repaid in full, use its best efforts to issue the Shares to the Investors pursuant to this Agreement, at the earliest possible date following such time as the Issuance Authorization shall have been obtained. The Investors and the Company further agree that, in the event that a Non-Authorization Event occurs and the Issuance Authorization shall have subsequently been obtained, the Company shall offer to issue and sell the Shares to the Investors pursuant to this Agreement and that the Investors shall have the right, in their sole discretion, but not the obligation, to purchase the Shares from the Company in accordance with the procedures and at the Purchase Price Per Share set forth in Section 1.”
4.Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the following conditions precedent:
4.1.The Purchaser Agent and the Purchasers shall have received this Amendment, duly executed by the Obligors, the Purchaser Agent and the Purchasers as required by Section 13.6(a) of the Note Purchase Agreement and Section 14 of the Stock Purchase Agreement, as applicable; and
4.2.After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this Amendment.
5.Representations and Warranties.
5.1.The execution, delivery and performance by each Obligor of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment, the Note Purchase Agreement and the Stock Purchase Agreement constitute each applicable Obligor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
5.2.Each of the representations and warranties in Section 2.4(c) and Article V of the Note Purchase Agreement and Section 5 of the Stock Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
5.3.Other than the Waived Matters, no Default or Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a Default or Event of Default, on or prior to the effective date of this Amendment.
6.Release of Claims.
6.1.Each of the Obligors hereby absolutely and unconditionally releases and forever discharges the Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Obligors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
6.2.Each of the Obligors hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Obligor pursuant to Section 6.1 above. If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
7.General.
7.1.Each of the Obligors hereby (i) acknowledges and agrees that all of its obligations under the Note Purchase Agreement, the Stock Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) agrees that the Obligations secured by each Note Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iii) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.
7.2.(i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or the Purchaser Agent under the Note Purchase Agreement, the Note Documents or any other documents executed in connection with the Note Purchase Agreement and Stock Purchase Agreement or constitute a waiver of any provision of the Note Purchase Agreement, the Stock Purchase Agreement or any other document executed in connection therewith including, without limitation, any Default or Event of Default and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.
7.3.Except as expressly modified by this Amendment, the terms and provisions of the Note Purchase Agreement and the Stock Purchase Agreement, as applicable, shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Note Purchase Agreement, the Stock Purchase Agreement or any other Note Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Note Document.
7.4.This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
7.5.The provisions of Article X (Notices; Service of Process), Article XI (Choice of Law, Venue and Jury Trial Waiver), Section 13.4 (Severability of Provisions), Section 13.6 (Amendments; in Writing), and Section 13.7 (Counterparts; Effectiveness; Electronic Signature) of the Note Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

COMPANY:

OPUS GENETICS, INC.

By: /s/ George Magrath
Name: George Magrath
Title: Chief Executive Officer

GUARANTOR:

OPUSTX, LLC

By: /s/ George Magrath
Name: George Magrath
Title: Chief Executive Officer

PURCHASER AGENT:

OPCM SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS SOLUTIONS LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

TPC INVESTMENTS SOLUTIONS CO-INVEST LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory